                                                             EXHIBIT 10.62.1

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                         AND CONDITIONAL DEFAULT WAIVER

      THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONDITIONAL DEFAULT WAIVER (this "Amendment"), dated as of June 10, 2004, is entered into among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Agent"), as administrative and collateral agent for the lenders party to the Loan Agreement (as defined below) from time to time ("Lenders"), CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation, as a Lender ("Congress"), ROCKFORD CORPORATION, an Arizona corporation ("Rockford"), and AUDIO INNOVATIONS, INC., an Oklahoma corporation ("AII" and together with Rockford, collectively, "Borrowers").

                                    RECITALS

      A. Agent, Congress, Wachovia Bank, National Association, as arranger, and Borrowers have previously entered into that certain Loan and Security Agreement dated March 29, 2004 (the "Loan Agreement"), pursuant to which Congress has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

      B. As Borrowers have advised Agent, an Event of Default has occurred and is continuing under Section 10.1(i) of the Loan Agreement by virtue of the Borrowers' failure to maintain the minimum Fixed Charge Coverage Ratio during the two (2) months ended April 30, 2004 as required in Section 9.17 of the Loan and Security Agreement dated March 29, 2004 among Hilco Capital LP ("Hilco") and Borrowers (the "Known Existing Default").

      C. Borrowers now desire to repay the Hilco Note in full from the proceeds of the 4.5% Convertible Senior Subordinated Secured Notes due 2009 to be issued by Rockford in an aggregate principal sum not less than $7,500,000 (the "Convertible Notes") pursuant to the Indenture dated as of June 10, 2004 (the "Indenture") between Rockford and BNY Western Trust Company, as trustee thereunder ("Trustee").

      D. Borrowers have requested Agent and Congress to waive the Known Existing Default and to consent to the issuance of the Convertible Notes, and Agent, Congress and Borrowers are now willing to amend the Loan Agreement on the terms and conditions set forth herein.

      E. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or Lenders' rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Conditional Default Waiver. Agent and Congress hereby waive enforcement of their rights and remedies against Borrowers arising from the Known Existing Default, so long as Hilco does not provide Agent or Congress with a "Lien Enforcement Notice" as defined in the Intercreditor Agreement dated as of March 29, 2004 between Agent and Hilco; provided that Agent may (on account of the Known Existing Default) charge the higher Interest Rate as set forth in the proviso of the definition of "Interest Rate" in Section 1.52 of the Loan Agreement, and the higher letter of credit fee as set forth in Section 2.2(b) of the Loan Agreement, during the period from and including May 1, 2004 to the date on which this Amendment becomes effective; and provided further that in lieu of the Reserves described in the third and fourth sentences of Section 1.86 of the Loan Agreement, Agent will establish a permanent Reserve in the amount of Eight Million Dollars ($8,000,000). This waiver shall be effective only for the specific default comprising the Known Existing Default, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent's or Congress' rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between Borrowers and Agent or Congress shall be a waiver of any rights or remedies Agent or Congress has or may have against Borrowers, except as specifically provided herein. Except as specifically provided herein, Agent and Congress hereby reserve and preserve all of their rights and remedies against Borrowers under the Loan Agreement and the other Financing Agreement.

      2. Consent to the Convertible Notes. Agent and Congress hereby consent to the issuance of the Convertible Notes and to the subordinate security interests granted by Borrowers as security therefor, provided that (a) the Trustee (as collateral agent for the holders of the Convertible Notes) and Borrowers duly execute and deliver an Intercreditor Agreement in form and substance satisfactory to Agent, and (b) the net proceeds of the Convertible Notes are applied first to the repayment of the Hilco Note in full.

      3. Amendments to Loan Agreement.

            (a) Section 1.34 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.34 `Eurodollar Rate Margin' shall mean three percent (3.00%) per annum, provided that so long as no Default or Event of Default has occurred and is continuing, and subject to Agent's receipt of Borrower Agent's Form 10-K (as filed with the Securities and Exchange Commission) and its audited financial statements as required hereunder for the fiscal year ending December 31, 2004, and subject further to Agent's receipt of Borrower Agent's Form 10-Q or Form 10-K (as applicable and as filed with the Securities and Exchange Commission) and its financial statements as required hereunder for each fiscal quarter commencing with the fiscal quarter ending March 31, 2005, the Eurodollar Rate Margin shall be adjusted (effective as of the first day of the month immediately following Agent's receipt of those documents) as follows based upon the average daily Excess Availability hereunder during such fiscal quarter:

        Excess Availability                             Eurodollar Rate Margin
------------------------------------                    ----------------------
Greater than or equal to $10,000,000                            2.50%
Greater than or equal to $ 9,000,000                            2.75%
Greater than or equal to $ 8,000,000                            3.00%
      Less than $ 8,000,000                                     3.25%"

            (b) Section 1.52 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.52 `Interest Rate' shall mean, as to Prime Rate Loans, a rate equal to the sum of the Prime Rate Margin plus the Prime Rate and, as to Eurodollar Rate Loans, a rate equal to the sum of the Eurodollar Rate Margin plus the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers) and, as to the Term Loans, a rate equal to one and one-half percent (1.50%) per annum in excess of the Prime Rate; provided, that, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean a rate two percent (2.00%) higher than those provided above, at Agent's option, without notice, (a) either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as reasonably determined by Agent and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default)."

            (c) Section 1.56 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.56 `Letter of Credit Rate' shall mean three percent (3.00%) per annum, provided that so long as no Default or Event of Default has occurred and is continuing, and subject to Agent's receipt of Borrower Agent's Form 10-K (as filed with the Securities and Exchange Commission) and its audited financial statements as required hereunder for the fiscal year ending December 31, 2004, and subject further to Agent's receipt of Borrower Agent's Form 10-Q or Form 10-K (as applicable and as filed with the Securities and Exchange Commission) and its financial statements as required hereunder for each fiscal quarter commencing with the fiscal quarter ending March 31, 2005, the Letter of Credit Rate shall be adjusted (effective as of the first day of the month immediately following Agent's receipt of those documents) as follows based upon the average daily Excess Availability hereunder during such fiscal quarter:

       Excess Availability                                 Letter of Credit Rate
------------------------------------                       ---------------------
Greater than or equal to $10,000,000                               2.50%
Greater than or equal to $ 9,000,000                               2.75%
Greater than or equal to $ 8,000,000                               3.00%
       Less than $8,000,000                                        3.25%"

            (d) Section 1.60 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.60 `Maximum Credit' shall mean the amount of Thirty-Five Million Dollars ($35,000,000) until the date on which Congress Financial Corporation (Western) as a Lender has assigned not less than $15,000,000 of its Total Commitment to a new Lender or new Lenders hereunder, and shall mean Forty-Five Million Dollars ($45,000,000) on and after such date."

            (e) Section 1.76 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "1.76 `Prime Rate Margin' shall mean one percent (1.00%) per annum, provided that so long as no Default or Event of Default has occurred and is continuing, and subject to Agent's receipt of Borrower Agent's Form 10-K (as filed with the Securities and Exchange Commission) and its audited financial statements as required hereunder for the fiscal year ending December 31, 2004, and subject further to Agent's receipt of Borrower Agent's Form 10-Q or Form 10-K (as applicable and as filed with the Securities and Exchange Commission) and its financial statements as required hereunder for each fiscal quarter commencing with the fiscal quarter ending March 31, 2005, the Prime Rate Margin shall be adjusted (effective as of the first day of the month immediately following Agent's receipt of those documents) as follows based upon the average daily Excess Availability hereunder during such fiscal quarter:

       Excess Availability                                     Prime Rate Margin
------------------------------------                       ---------------------
Greater than or equal to $10,000,000                                 0.50%
Greater than or equal to $ 9,000,000                                 0.75%
Greater than or equal to $ 8,000,000                                 1.00%
       Less than $8,000,000                                          1.25%"

            (f) Section 9.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            "9.17 Fixed Charge Coverage Ratio. Borrowers and their Subsidiaries, on a consolidated basis, shall maintain a Fixed Charge Coverage Ratio of not less than 1.50 to one for each period of twelve (12) consecutive months ending on the last day of a fiscal quarter commencing with the fiscal quarter ending June 30, 2005."

            (g) A new Section 9.17.1 is hereby added to the Loan Agreement as follows:

            "9.17.1 EBITDA. Borrowers and their Subsidiaries, on a consolidated basis, shall earn EBITDA, calculated as of the last day of each month set forth below on the basis of the trailing twelve (12) months or, if less, the number of months that have elapsed from and including June 2004, of not less then the amount set forth opposite such month:

       Month                                   Amount
---------------------                        ----------
August 2004                                  $  300,000
September 2004                               $1,500,000
October 2004                                 $2,500,000
November 2004                                $3,000,000
December 2004                                $3,150,000
January 2005                                 $3,500,000
February 2005                                $4,150,000
March 2005                                   $4,300,000
April 2005                                   $4,500,000
May 2005                                     $5,000,000
Each Month Thereafter                        $5,500,000

            For the purposes hereof, `EBITDA' shall mean the net income of Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied, but excluding any extraordinary or one-time gains, plus (a) depreciation, amortization and other non-cash charges (to the extent deducted in the computation of such net income), plus (b) Interest Expense (to the extent deducted in the computation of such net income), plus (c) charges for federal, state, local and foreign income taxes (to the extent deducted in the computation of such income)."

            (h) New clauses (n) and (o) are hereby added to Section 10.1 of the Loan Agreement as follows, and existing clauses (n) and (o) thereof are hereby re-designated as clauses (p) and (q), respectively:

            "(n) the common stock of Rockford shall not be authorized for quotation or listing on The New York Stock Exchange, Inc., the American Stock Exchange, Inc. or The Nasdaq National Market or SmallCap Market;"

            "(o) without Agent's prior written consent, Rockford exercises any optional right to redeem all or any portion of the 4.5% Convertible Senior Subordinated Secured Notes due 2009 issued by Rockford pursuant to the Indenture dated as of June 10, 2004 between Rockford and BNY Western Trust Company, as trustee thereunder;"

      4. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment and the waivers and consents provided herein are effective.

            (a) Amendment; Acknowledgement. This Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties.

            (b) Waiver Fee. A waiver fee in the amount of Ninety Thousand Dollars ($90,000), which fee is fully earned as of, and due and payable on, the date hereof.

            (c) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct, other than representations and warranties relating to the Known Existing Default.

            (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

      5. Representations and Warranties. Each Borrower represents and warrants as follows:

            (a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

            (b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

            (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to the Known Existing Default.

            (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

            (e) No Default. Except for the Known Existing Default, no event has occurred and is continuing that constitutes an Event of Default.

      6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

      7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

      8. Reference to and Effect on the Financing Agreements.

            (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

            (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

            (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

      9. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

      10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                       ROCKFORD CORPORATION

                                       By: /s/ James M. Thomson
                                          --------------------------------------
                                       Name: James M. Thomson
                                       Title: CFO

                                       AUDIO INNOVATIONS, INC.

                                       By: /s/ James M. Thomson
                                          --------------------------------------
                                       Name: James M. Thomson
                                       Title: CFO

                                       CONGRESS FINANCIAL CORPORATION (WESTERN), as Agent and as a Lender

                                       By: /s/ Jeffrey K. Scott
                                          --------------------------------------
                                       Name: Jeffrey K. Scott
                                       Title: V.P.

                          ACKNOWLEDGEMENT BY GUARANTORS

                            Dated as of June 10, 2004

      Each of the undersigned, being a guarantor (each a "Guarantor" and collectively, the "Guarantors") under their Guaranty and Security Agreement dated March 29, 2004, made in favor of Agent and Lenders (as amended, modified or supplemented, the "Guaranty") hereby acknowledges and agrees to the foregoing First Amendment to Loan and Security Agreement and Conditional Default Waiver (the "Amendment") and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Loan Agreement (as defined in the Amendment), "thereunder", "thereof" or words of like import referring to the "Loan Agreement", shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

                                       ROCKFORD SINGAPORE CORPORATION

                                       By: /s/ James M. Thomson
                                          --------------------------------------
                                       Name: James M. Thomson
                                       Title: CFO

                                       ROCKFORD SALES.COM, INC.

                                       By: /s/ James M. Thomson
                                          --------------------------------------
                                       Name: James M. Thomson
                                       Title: CFO

                                       MB QUART SHANGHAI, INC.

                                       By: /s/ James M. Thomson
                                          --------------------------------------
                                       Name: James M. Thomson
                                       Title: CFO